                                                                     EXHIBIT 99






                       INDEPENDENT AUDITOR'S REPORT



Board of Directors
The Union of Arkansas Corporation
Little Rock, Arkansas



     We have audited the consolidated and parent only balance sheets of The Union of Arkansas Corporation as of December 31, 1992 and 1991, and the related consolidated and parent only statements of income, retained earnings and cash flows for the years then ended (not presented separately herein). These consolidated and parent only financial statements are the responsibility of the Corporation's management.
Our responsibility is to express an opinion on the consolidated and parent only financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and parent only financial statements are free of material misstatement. An audit Includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated and parent only financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated and parent only financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated and parent only financial statements referred to above present fairly, in all material respects, the consolidated and parent only financial position of The Union of Arkansas Corporation as of December 31, 1992 and 1991, and the consolidated and parent only results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.





                                                      /s/ Frost & Company
                                                 ------------------------------
                                                        FROST & COMPANY


Little Rock, Arkansas
January 22, 1993